UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 31, 2010, Legacy Reserves LP entered into an amendment (the “First Amendment”) to its amended and restated secured revolving credit facility dated March 27, 2009  (the “Credit Agreement”) with BNP Paribas as administrative agent and the other financial institutions parties thereto as lenders (the “Lenders”).  Pursuant to the First Amendment:

▪	Our borrowing base under the Credit Agreement was increased from $340 million to $410 million.
▪
We may at any time issue up to $250 million in aggregate principal amount of senior notes, subject to specified conditions (including that upon the issuance of such senior notes our borrowing base would be reduced by an amount equal to 25% of the stated principal amount of the senior notes, or $62.5 million if  $250 million of senior notes are issued).

▪
Notwithstanding that a Lender (or its affiliate) is no longer a party to the Credit Agreement, any Lender (or its affiliate) which has entered into any hedging arrangement with us while a party to the Credit Agreement will continue to have our obligations under such hedging arrangement secured on a ratable and pari passu basis by the collateral securing our obligations under the Credit Agreement, the related loan documents and our other hedging arrangements.

A copy of the First Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	First Amendment to Credit Agreement dated March 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP By: Legacy Reserves GP, LLC, its General Partner

Date: April 5, 2010	By:	/s/ Steven H. Pruett
Name: Steven H. Pruett
Title: President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	First Amendment to Credit Agreement dated March 27, 2009.